    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998

                                                 REGISTRATION NO. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                -------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                -------------------------------------------------

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
    OHIO                                                          34-1803229
--------------------------------------------------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)
                                32000 Aurora Road
                                Solon, Ohio 44139
                                 (440) 519-0500
                    (Address of Principal Executive Offices)

                              AMENDED AND RESTATED
                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                            1998 INCENTIVE AWARD PLAN
                            (Full title of the Plan)

                                  LOUIS S. FISI
                      Advanced Lighting Technologies, Inc.
                                32000 Aurora Road
                                Solon, Ohio 44139
                                 (440) 519-0500
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent for Service)
                -------------------------------------------------
                          Copy to: JAMES S. HOGG, ESQ.
                           Cowden, Humphrey & Sarlson
                               1414 Terminal Tower
                                50 Public Square
                              Cleveland, Ohio 44113
                                 (216) 241-2880
                -------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================ ====================== ===================== ======================= ======================

                                                              PROPOSED               PROPOSED
                                        AMOUNT                MAXIMUM                MAXIMUM                AMOUNT OF
      TITLE OF SECURITIES                TO BE             OFFERING PRICE           AGGREGATE             REGISTRATION
       TO BE REGISTERED             REGISTERED (1)         PER SHARE (2)        OFFERING PRICE (2)             FEE
-------------------------------- ---------------------- --------------------- ----------------------- ----------------------

Common Stock, $.001 par value           500,000              $10.125                $5,062,500              $1407.38
================================ ====================== ===================== ======================= ======================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.

(2) Maximum offering price is not determinable, since the price per share will vary from time to time depending on the market value of the Common Stock. Maximum offering price has been calculated in accordance with Rule 457(c) and Rule 457(h), based upon the average of the reported high and low sales prices of the Common Stock quoted on the Nasdaq National Market on December 17, 1998, of $10.125 per share.

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Advanced Lighting Technologies, Inc. (the "Company") with the Securities and Exchange Commission regarding Amended and Restated Advanced Lighting Technologies, Inc. 1998 Incentive Award Plan (the "Plan") on February 5, 1998, Registration No. 333-45689 are incorporated by reference into this Registration Statement and made a part hereof.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation S-K:

         Exhibit No.                Description
         -----------                -----------

         5                          Opinion of Cowden, Humphrey & Sarlson
         23.1                       Consent of Cowden, Humphrey & Sarlson (contained in Exhibit 5)
         23.2                       Consent of Ernst & Young LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement (Form S-8) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 23, 1998.

                                          ADVANCED LIGHTING TECHNOLOGIES, INC.

                                          By:      /s/ Louis S. Fisi
                                                   ----------------------------
                                                   Louis S. Fisi
                                                   Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                     Date
         ---------                                   -----                                     ----
/s/ Wayne R. Hellman                Chief Executive Officer and Director                December 23, 1998
---------------------------
Wayne R. Hellman

/s/ Nicholas R. Sucic               Chief Financial Officer, Vice President             December 23, 1998
---------------------------
Nicholas R. Sucic                   and Treasurer (Chief Accounting Officer)

/s/ Alan J. Ruud                    Director                                            December 23, 1998
---------------------------
Alan J. Ruud

/s/ Louis S. Fisi                   Director                                            December 23, 1998
---------------------------
Louis S. Fisi

/s/ Theodore A. Filson              Director                                            December 23, 1998
---------------------------
Theodore A. Filson

/s/ Francis H. Beam                 Director                                            December 23, 1998
---------------------------
Francis H. Beam

/s/ Susuma Harada                   Director                                            December 23, 1998
---------------------------
Susuma Harada

/s/ A Gordon Tunstall               Director                                            December 23, 1998
---------------------------
A Gordon Tunstall

/s/ John R. Buerkle                 Director                                            December 23, 1998
---------------------------
John R. Buerkle

         *The undersigned, by signing his name hereto, does hereby execute this Registration Statement on behalf of the above indicated officers and directors of Advanced Lighting Technologies, Inc. pursuant to Powers of Attorney executed by each such officer and director appointing the undersigned as attorney-in-fact and filed with the Securities and Exchange Commission.

                                     By: _________________________________
                                              Louis S. Fisi
                                              Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

         Exhibit No.                Description                                                           Page
         -----------                -----------                                                           ----

         5                          Opinion of Cowden, Humphrey & Sarlson
         23.1                       Consent of Cowden, Humphrey & Sarlson (contained in Exhibit 5)
         23.2                       Consent of Ernst & Young LLP